ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                               HENSON REALTY INC.
                              --------------------


     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned for the purpose of association to establish a Corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                    ARTICLE I

     That the name of the corporation shall be:

                               HENSON REALTY INC.

                                   ARTICLE II
     That the principal office and place of business of the Corporation shall be 114 West Telegraph St., Carson City, Nevada, 89701, but that the corporation may maintain an office in such other place or places as may be, from time to time, provided for by its Board of Directors or its By-Laws.

                                   ARTICLE III
     That the purpose for which said corporation is formed and the nature of the objects to be transacted and carried on by it are: Real Estate and any other lawful activity.

                                   ARTICLE IV
     This Corporation is authorized to issue TEN THOUSAND (10,000) shares of Common Stock having a par value of ONE DOLLAR ($1.00) per share. Any and all shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessments thereon, and the holders of such not be liable any further assessments.

                                    ARTICLE V
     The governing board of this corporation shall be known as directors, and the number may from time to time be increased or decreased in such manner as provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the Corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The name and address of the First board of Directors shall be one (1) in number and listed as follows:

RICHARD HENSON           1816 Mountain St.
                         Carson City, Nevada 89701

                                   ARTICLE VI
     This Corporation shall have perpetual existence.

                                       VII

     The names and adresses of the incorporators siging there Articles of incorporation are as follows:

     NAME                POST OFFICE ADDRESS
     ----                -------------------

     RICHARD HENSON      1816 Mountain St.
                         Carson City, Nevada 89701

     BERNICE HENSON      1816 Mountain St.
                         Carson City, Nevada 89701

     ROBIN HENSON        1816 Mountain St.
                         Carson City, Nevada 89701

     IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation this 11th day of December 1980.

                              /s/ Richard Henson
                              --------------------
                              RICHARD HENSON

                              /s/ Bernice Henson
                              --------------------
                              BERNICE HENSON

                              /s/ Robin Henson
                              --------------------
                              ROBIN HENSON

STATE  OF  NEVADA )
                    ss.
COUNTY  OF  CLARK )

     On this 11th day of December, 1980, before me, a Notary Public in and for said county and state, personally appeared RICHARD HENSON, BERNICE HENSON, and ROBIN HENSON, known to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that each executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal.

                              /s/ Bonie Ann Garcia
                              --------------------
                              BONNIE ANN GARCIA


                      CERTIFICATE OF AMENDMENT OF ARTICLES

                                OF INCORPORATION

                        OF WESTERN MOUNTAIN MINING, INC.


     We the undersigned, Russell Noerring, President and Christine Blakely, Secretary of Western Mountain Mining, Inc., do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 27th day of July, 1999 adopted a resolution to amend the original articles as follows:



Article First which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the corporation is: HENSON REALTY, INC.


Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation is: WESTERN MOUNTAIN MINING, INC.




Article Fourth which presently reads as follows:

                                 ARTICLE FOURTH
                                      Stock

     This Corporation is authorized to issue TEN THOUSAND (10,000) shares of Common Stock having a par value of ONE DOLLAR ($1.00) per share. Any and all shares issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessments thereon, and the holders of suck not be liable any further assessments.



Is hereby amended to read as follows:

                                 ARTICLE FOURTH
                                      Stock

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose. The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.


Article fifth which presently reads as follows:

                                  ARTICLE FIFTH
                                    Directors

     The governing board of this corporation shall be known as directors, and the number may from time to time be increased or decreased in such manner as provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the Corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less that three (3) but not less than the number of stockholders. The mane and address of the First Board of Directors shall be one (1) in number and listed as follows: RICHARD HENSON 1816 Mountain St. Carson City, Nevada 89701

Is hereby amended to read as follows:

                                  ARTICLE FIFTH
                                    Directors

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors. THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED



                                 ARTICLE EIGHTH
                                COMMON DIRECTORS


     As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.



                                  ARTICLE NINTH
                       LIABILITY OF DIRECTORS AND OFFICERS


     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.



                                  ARTICLE TENTH
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444


     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 475,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ Russell Noerring
                                   -------------------------------
                                   RUSSELL NOERRING, PRESIDENT

                                   /s/ Christine Blakely
                                   -------------------------------
                                   CHRISTINE BLAKELY, Secretary / Treasurer


State of Utah
County of Salt Lake

     On July 28th, personally appeared before me, a Notary Public, Russell Noerring and Christine Blakely who acknowledged that they executed the above instrument.

                                   /s/ Shalise Hancey
                                   -------------------------------
                                   Notary Public